Exhibit 1

Dated May 14, 2015

REGISTRATION RIGHTS AGREEMENT

between

ABENGOA YIELD PLC

and

THE PURCHASER NAMED HEREIN

i

REGISTRATION RIGHTS AGREEMENT, dated as of May 14, 2015 (this “Agreement”) by and among Abengoa Yield plc, a public limited company incorporated under the laws of England and Wales (the “Company”) and the Purchaser set forth on Schedule A attached hereto (the “Purchaser”).

WHEREAS, this Agreement is made in connection with the closing of the issuance of ordinary shares, $0.10 nominal value, of the Company (the “Shares”) and the issuance and sale of depositary receipts to the Purchaser pursuant to the Ordinary Share Purchase Agreement, dated as of May 8, 2015 (the “Purchase Agreement”) between the Company and the Purchaser. In addition to the Purchaser, other persons are purchasing Shares from the Company pursuant to ordinary share purchase agreements with the Company dated as of May 8, 2015 (each such person, an “Other Purchaser” and together with the Purchaser, the “Private Placement Purchasers”);

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchaser pursuant to the Purchase Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

1                                      Definitions

1.1                            Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Closing Date” is May 14, 2015.

“Commission” means the United States Securities and Exchange Commission.

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Effectiveness Period” has the meaning specified therefor in 2.1.1.

“Holder” means the record holder of any Registrable Securities.

“Liquidated Damages” has the meaning specified therefor in 2.1.2.

“Liquidated Damages Multiplier” means the product of the Share Price times the number of Purchased Shares of such Holder that may not be disposed of without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

“Losses” has the meaning specified therefor in 2.6.1.

“NASDAQ” means the NASDAQ Global Select Market.

“Other Purchaser” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Person” means any individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Private Placement Purchasers” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Purchaser” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Registrable Securities” means (a) the Shares underlying the depositary receipts acquired by the Purchaser pursuant to the Purchase Agreement and (b) any Shares issued as Liquidated Damages pursuant to 2.1.2 of this Agreement and includes any type of interest issued to the Holder as a result of 3.4.

“Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to 2.1.1, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NASDAQ fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or comfort letters required by or incident to such performance and compliance.

“Registration Statement” has the meaning specified therefor in 2.1.1.

“Selling Expenses” means all underwriting discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to the Registration Statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in 2.6.1.

“Share Price” means $33.14 per Share.

1.2                            Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) such Registrable Security is held by the Company or one of its subsidiaries; (d) such Registrable Security has been transferred, sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to 2.8; or (e) such Registrable Security becomes eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

2                                      Registration Rights

2.1                            Registration.

2.1.1                  Filing Deadline. No later than July 31, 2015, the Company shall prepare and file a registration statement to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 under the Securities Act (or any similar provision as is then in effect) with respect to all of the Registrable Securities (the “Registration Statement”). The Registration Statement filed pursuant to this 2.1.1 shall be on such appropriate registration form of the Commission as shall be selected by the Company so long as it permits the continuous offering of the Registrable Securities pursuant to Rule 415 under the Securities Act (or any similar provision as is then in effect) at the then prevailing market prices. The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective by July 31, 2015. Any Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Registration Statement. The Company shall use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this 2.1.1 to be effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). The Registration Statement when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of the Registration Statement.

2.1.2                  Failure To Go Effective. If the Registration Statement required by 2.1.1 is not declared effective within 120 days after the Closing Date, then each Holder shall be entitled to a payment (with respect to the Purchased Shares of each such Holder), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, which shall accrue daily, for the first 60 days following the 120th day, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, which shall accrue daily, for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days and 1.0% thereafter), up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”). The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten (10) Business Days after the end of each such 30-day period. Any Liquidated Damages shall be paid to each Holder in immediately available funds; provided, however, if the Company certifies that it is unable to pay Liquidated Damages in cash because such payment would result in a breach under a credit facility or other debt instrument, then the Company may pay the Liquidated Damages in kind in the form of the issuance of additional Shares. Upon any issuance of Shares as Liquidated Damages, the Company shall promptly (i) prepare and file an amendment to the Registration Statement prior to its effectiveness adding such Shares to such Registration Statement as additional Registrable Securities and (ii) prepare and file a supplemental listing application with NASDAQ (or such other market on which the Registrable Securities are then listed and traded) to list such additional Shares. The determination of the number of Shares to be issued as Liquidated Damages shall be equal to the amount of Liquidated Damages divided by the volume-weighted average price of the Shares on NASDAQ (or such other market on which Shares are then listed and traded) over the consecutive ten (10) trading day period preceding the date on which the Liquidated Damages payment is due. The accrual of Liquidated Damages to a Holder shall cease at the earlier of (i) the Registration Statement becoming effective or (ii) when such Holder no longer holds Registrable Securities, and any payment of Liquidated Damages shall be prorated for any period of less than 30 days in which the payment of Liquidated Damages ceases. If the Company is unable to cause a Registration Statement to go effective within 120 days after the Closing Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then the Company may request a waiver of the Liquidated Damages, and each Holder must individually consent to such request.

2.1.3                  Termination of Holder’s Rights. A Holder’s rights (and any transferee’s rights) pursuant to 2.1.1 shall terminate upon the termination of the Effectiveness Period.

2.2                            Delay Rights.

2.2.1                  Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement but may settle any previously made sales of Registrable Securities) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition, financing or other similar transaction or other corporate transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement or (ii) the Company has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company; provided, however, in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Registration Statement for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

2.2.2                  Additional Rights to Liquidated Damages. If (i) the Selling Holders shall be prohibited from selling their Registrable Securities under the Registration Statement as a result of a suspension pursuant to 2.2.1 in excess of the periods permitted therein or (ii) the Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 30 days by a post-effective amendment thereto, a supplement to the prospectus or a report filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and declared effective, if applicable, the Company shall owe the Selling Holders an amount equal to the Liquidated Damages, following the earlier of (x) the date on which the suspension period exceeded the permitted period and (y) the thirty-first (31st) day after the Registration Statement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty (for purposes of calculating Liquidated Damages, the date in (x) or (y) above shall be deemed the “120th day,” as used in the definition of Liquidated Damages). For purposes of this paragraph, a suspension shall be deemed lifted on the date that notice that the suspension has been terminated is delivered to the Holders. Liquidated Damages shall cease to accrue pursuant to this paragraph upon the Purchased Shares of such Holder becoming eligible for resale without restriction and without the need for current public information under any section of Rule 144 (or any similar provision then in effect) under the Securities Act, assuming that each such Holder is not an Affiliate of the Company, and any payment of Liquidated Damages shall be prorated for any period of less than 30 days in which the payment of Liquidated Damages ceases.

2.2.3                  No Demand Rights. Notwithstanding any other provision of this Agreement, no Holder shall be entitled to any “demand” rights or similar rights that would require the Company to effect any offering on behalf of the Holders.

2.3                            Sale Procedures. In connection with its obligations under this Section 2, the Company will, as promptly as reasonably practicable:

2.3.1                  prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus or prospectus supplement used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;

2.3.2                  furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any amendment or supplement thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission) and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or any supplement or amendment thereto and (ii) such number of copies of the Registration Statement and the prospectus or prospectus supplement included therein and any amendments or supplements thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

2.3.3                  if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject;

2.3.4                  promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement  or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) above and any written request by the Commission for amendments or supplements to the Registration Statement or any prospectus or prospectus supplement thereto;

2.3.5                  immediately notify each Selling Holder, at any time when a prospectus or prospectus supplement related thereto is required to be delivered under the Securities Act of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus or prospectus supplement contained therein, in the light of the circumstances under which such statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

2.3.6                  upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

2.3.7                  otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

2.3.8                  cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

2.3.9                  use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

2.3.10           provide a transfer agent for all Registrable Securities covered by the Registration Statement not later than the effective date of the Registration Statement;

2.3.11           enter into customary agreements and take such other customary actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and

2.3.12           if requested by a Selling Holder, (i) incorporate in a prospectus or prospectus supplement or post-effective amendment to the Registration Statement such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus or prospectus supplement or post-effective amendment to the Registration Statement after being notified of the matters to be incorporated in such prospectus or prospectus supplement or post-effective amendment.

The Company will not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Registration Statement without such Holder’s consent. If the staff of the Commission requires the Company to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included in the Registration Statement, such Holder shall no longer be entitled to receive Liquidated Damages under this Agreement with respect thereto and the Company shall have no further obligations hereunder with respect to Registrable Securities held by such Holder.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in 2.3.5, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus or prospectus supplement contemplated by 2.3.5 or until it is advised in writing by the Company that the use of the prospectus or prospectus supplement may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus or prospectus supplement, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies in their possession or control of the prospectus or prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

2.4                            Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in the Registration Statement pursuant to 2.1.1 who has failed to timely furnish such information that the Company determines, after consultation with counsel, is reasonably required in order for such registration statement or prospectus or prospectus supplement, as applicable, to comply with the Securities Act.

2.5                            Expenses. The Company will pay all reasonable Registration Expenses as determined in good faith, whether or not any sale is made. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in 2.6 hereof, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

2.6                            Indemnification.

2.6.1                  By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses, collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus or prospectus supplement, in light of the circumstances under which such statement is made) contained in the Registration Statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Registration Statement, preliminary prospectus or prospectus supplement, free writing prospectus, final prospectus or prospectus supplement contained therein, or any amendment or supplement thereto, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person and shall survive the transfer of such securities by such Selling Holder.

2.6.2                  By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

2.6.3                  Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this 2.6. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this 2.6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

2.6.4                  Contribution. If the indemnification provided for in this 2.6 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

2.6.5                  Other Indemnification. The provisions of this 2.6 shall be in addition to any other rights to indemnification or contribution that an Indemnified Party may have pursuant to law, equity, contract or otherwise.

2.7                            Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

2.7.1                  make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

2.7.2                  file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act at all times from and after the date hereof; and

2.7.3                  so long as a Holder owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

2.8                            Transfer or Assignment of Registration Rights. The right to cause the Company to register Registrable Securities granted to the Purchaser by the Company under this Section 2 may be transferred or assigned by the Purchaser to one or more transferee(s) or assignee(s) of Registrable Securities; provided, however, that (a) unless such transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, the Purchaser, the amount of Registrable Securities transferred or assigned to such transferee or assignee represents at least $10.0 million of Registrable Securities (based on the Share Price), (b) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of the Purchaser under this Agreement.

2.9                            Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis other than pari passu with, or expressly subordinate to the rights of, the Holders of Registrable Securities hereunder.

3                                      Miscellaneous

3.1                            Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

3.1.1                  if to the Purchaser:

To the address and counsel listed on Schedule A hereof;

if to a transferee of the Purchaser, to such Holder at the address provided pursuant to 2.8 above; and

3.1.2                  if to the Company:

Abengoa Yield plc
Great House West, GW1, 17th floor,
Great West Road
Brentford, United Kingdom, TW8 9DF
Attention: Chief Executive Officer

with a copy to:

Attention: General Counsel and Company Secretary

and:

Linklaters LLP
1345 Avenue of the Americas
19th Floor
New York, NY 10105
Attention: Jeffrey C. Cohen
Facsimile: 212.903.9100
Email: jeffrey.cohen@linklaters.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when sent by confirmed facsimile or electronic mail if sent during normal business hours, but if not, then on the next Business Day; and when actually received, if sent by courier service or any other means.

3.2                            Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

3.3                            Transfer or Assignment of Rights. All or any portion of the rights and obligations of the Purchaser under this Agreement may be transferred or assigned by the Purchaser only in accordance with 2.8 hereof.

3.4                            Recapitalization, Exchanges, Etc. Affecting the Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, splits, recapitalizations, pro rata distributions and the like occurring after the date of this Agreement.

3.5                            Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

3.6                            Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

3.7                            Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

3.8                            Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

3.9                            Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

3.10                     Waiver of Jury Trial.  The Company and the Purchaser hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

3.11                     Jurisdiction. The Company hereby agrees that any suit, action or proceeding against the Company brought by the Purchaser, the directors, officers, employees and agents of the Purchaser, or by any person who controls the Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed Abengoa Solar LLC as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by the Purchaser, the directors, officers, employees and agents of the Purchaser, or by any person who controls the Purchaser, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

3.12                     Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

3.13                     Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

3.14                     Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

3.15                     No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

3.16                     Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchaser (and its permitted transferees and assignees) and the Company shall have any obligation hereunder and that, notwithstanding that the Purchaser may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchaser under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of the Purchaser hereunder.

3.17                     Independent Nature of Purchaser’s Obligations. The obligations of the Purchaser (and its permitted transferees and assignees) under this Agreement are not joint with the obligations of any Other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any Other Purchaser. Nothing contained herein, and no action taken by the Purchaser pursuant thereto, shall be deemed to constitute the Private Placement Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Private Placement Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Purchaser to be joined as an additional party in any proceeding for such purpose.

3.18                     Interpretation. All references to “Sections” shall be deemed references to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Holder under this Agreement, such action shall be in such Holder’s sole discretion unless otherwise specified.

[Signature pages to follow]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

ABENGOA YIELD PLC

By	/s/ Santiago Seage
Name: Santiago Seage
Title: CEO

ABENGOA CONCESSIONS INVESTMENTS LIMITED

By	/s/ Daniel Alaminos
Name: Daniel Alaminos
Title: Attorney-in-Fact